   As filed with the Securities and Exchange Commission on October 27, 1999
                                                    Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                            DATA RETURN CORPORATION
            (Exact name of registrant as specified in its charter)

                               Texas                                            75-2725988
   (State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification No.)

                   222 West Las Colinas Boulevard, Suite 450
                              Irving, Texas 75039
                                (972) 869-0770
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                              Sunny C. Vanderbeck
                     Chairman and Chief Executive Officer
                            Data Return Corporation
                   222 West Las Colinas Boulevard, Suite 450
                              Irving, Texas 75039
                                (972) 869-0770
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies to:

                Stephen B. Norris                                   Jorge del Calvo
                William D. Howell                                   Stanton D. Wong
             Thompson & Knight L.L.P.                            Gabriella A. Lombardi
          801 Cherry Street, Suite 1600                          Christine F. Nakagawa
             Fort Worth, Texas 76102                         Pillsbury Madison & Sutro LLP
                  (817) 347-1700                                  2550 Hanover Street
                                                              Palo Alto, California 94304
                                                                     (650) 233-4500

                                ---------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [X] 333-84011
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                              Proposed  maximum    Amount of
           Title of each class of             aggregate offering  registration
         securities to be registered            price(1)(2)(3)       fee(4)
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
Common Stock, par value $.001 per share......    $93,437,500        $25,976
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
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(1) In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Includes associated rights to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share. Rights initially are attached to and trade with the common stock of the Registrant. The value attributable to the rights, if any, is reflected in the offering price of the common stock.
(4) $23,977.50 of this registration fee was previously paid as part of the original filing of the Registration Statement.

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") by Data Return Corporation (the "Company"), pursuant to Rule 462(b) under the Act. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-84011) declared effective on October 26, 1999 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission as exhibits thereto.

                                 CERTIFICATION

   The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on October 28, 1999), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by the bank during regular business hours on October 28, 1999.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 27, 1999.

                                          Data Return Corporation

                                                  /s/ Sunny C. Vanderbeck
                                          By: _________________________________
                                                    Sunny C. Vanderbeck
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

     /s/ Sunny C. Vanderbeck           Chairman of the Board,      October 27, 1999
______________________________________  Chief Executive Officer
         Sunny C. Vanderbeck            and Director (Principal
                                        Executive Officer)

                  *                    President, Chief Operating
______________________________________  Officer and Director
         Michelle R. Chambers

                  *                    Vice President--Research
______________________________________  and Product Development
          Jason A. Lochhead             and Director

       /s/ Stuart A. Walker            Vice President--Chief       October 27, 1999
______________________________________  Financial Officer,
           Stuart A. Walker             Treasurer and Secretary
                                        (Principal Financial and
                                        Accounting Officer)

                  *                    Director
______________________________________
            Nathan Landow

     /s/ Sunny C. Vanderbeck                                       October 27, 1999
*By: _________________________________
         Sunny C. Vanderbeck
           Attorney-in-fact

       /s/ Stuart A. Walker                                        October 27, 1999
*By: _________________________________
         Stuart A. Walker, as
           Attorney-in-fact

                               Index to Exhibits

 Exhibit
 Number  Description
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
     5.1 Opinion of Thompson & Knight L.L.P. (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File
         No. 333-84011) filed with the Securities and Exchange Commission on
         July 29, 1999)
    23.1 Consent of Thompson & Knight L.L.P.
    23.2 Consent of Ernst & Young LLP